Exhibit 99.1

B&G Foods Announces Pricing of Public Offering of Senior Notes

PARSIPPANY, N.J., May 20, 2013 — B&G Foods, Inc. (NYSE: BGS) announced today the pricing of a registered public offering of $700.0 million aggregate principal amount of 4.625% senior notes due 2021 at a price to the public of 100% of their face value.  The notes will be guaranteed on a senior unsecured basis by certain subsidiaries of B&G Foods.  The offering is expected to close on June 4, 2013, subject to customary closing conditions.

B&G Foods estimates that the net proceeds from the offering will be approximately $687.8 million after deducting underwriting discounts and commissions and other fees and expenses related to the offering.  B&G Foods intends to use the net proceeds of the offering to purchase all $248.5 million aggregate principal amount of its existing 7.625% senior notes due 2018 pursuant to a cash tender offer announced today, or otherwise redeem the existing notes, to repay $222.2 million aggregate principal amount of tranche B term loans and approximately $40.0 million of revolving loans under B&G Foods’ credit agreement, and to pay related premiums, fees and expenses.  B&G Foods intends to use any remaining net proceeds for general corporate purposes, which may include the repayment of indebtedness and the acquisition of assets used or useful in, or the equity of an entity engaged in, B&G Foods’ business or a related business.

Credit Suisse Securities (USA) LLC, Barclays Capital Inc., RBC Capital Markets, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Deutsche Bank Securities Inc. are acting as joint bookrunning managers, and RBS Securities Inc. is acting as a co-manager.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.  The offering is being made only by means of a prospectus and the related prospectus supplement included as part of an automatic shelf registration statement filed today with the Securities and Exchange Commission.

Interested persons may obtain copies of the prospectus and the related prospectus supplement from the Securities and Exchange Commission’s website at www.sec.gov or by contacting any of the joint bookrunning managers, including: Credit Suisse Securities (USA) LLC, Attn: Prospectus Department, Eleven Madison Avenue, New York, NY 10010, by emailing newyork.prospectus@credit-suisse.com or calling 800-221-1037; Barclays Capital Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, by emailing Barclaysprospectus@broadridge.com or calling 888-603-5847; or RBC Capital Markets, LLC, 3 World Financial Center New York , NY 10281 or by calling 877-822-4089.

About B&G Foods, Inc.

B&G Foods and its subsidiaries manufacture, sell and distribute a diversified portfolio of high-quality, branded shelf-stable foods across the United States, Canada and Puerto Rico.  Based in Parsippany, New Jersey, B&G Foods’ products are marketed under many recognized brands, including Ac’cent, B&G, B&M, Baker’s Joy, Brer Rabbit, Cream of Rice, Cream of Wheat, Devonsheer, Don Pepino, Emeril’s, Grandma’s Molasses, JJ Flats, Joan of Arc, Las Palmas, Maple Grove Farms, Molly McButter, Mrs. Dash, New York Style, Old London, Ortega, Polaner, Red Devil, Regina, Sa-són, Sclafani, Sugar Twin, Trappey’s, TrueNorth, Underwood, Vermont Maid and Wright’s.  B&G Foods also sells and distributes two branded household products, Static Guard and Kleen Guard.

Forward-Looking Statements

Statements in this press release that are not statements of historical or current fact constitute “forward-looking statements.” Such forward-looking statements involve known and unknown risks, uncertainties and other unknown factors that could cause the actual results of B&G Foods to be materially different from the historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements that explicitly describe such risks and uncertainties readers are urged to consider statements labeled with the terms “believes,” “belief,” “expects,” “projects,” “intends,” “anticipates” or “plans” to be uncertain and forward-looking. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in B&G Foods’ filings with the Securities and Exchange Commission, including under Item 1A, “Risk Factors” in the Company’s Annual Report on Form 10-K for fiscal 2012 filed on February 26, 2013.  B&G Foods undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Contacts:

Investor Relations:	Media Relations:
ICR, Inc.	ICR, Inc.
Don Duffy	Matt Lindberg
866-211-8151	203-682-8214